CAPITAL PREFERRED YIELD FUND - V, L.P.

                        AGREEMENT OF LIMITED PARTNERSHIP


         This Agreement of Limited Partnership of Capital Preferred Yield Fund - V, L.P. (the "Partnership") is made as of September 30, 1997, by and between CAI Equipment Leasing VI Corp., a Colorado corporation, as the general partner (the "General Partner"), and John F. Olmstead, as the original limited partner (the "Original Limited Partner").

         Capitalized terms used in this Agreement have the meanings set forth in
Article II.

                                   Witnesseth:

         WHEREAS,  the General  Partner has  executed a  Certificate  of Limited
Partnership establishing the Partnership under and pursuant to the Delaware Revised Uniform Limited Partnership Act, as amended (the "Delaware Act"); and

         WHEREAS, the parties hereto desire to enter into this Agreement of Limited Partnership for the purpose of forming the Partnership,

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows.

                                    ARTICLE I

                                 THE PARTNERSHIP

         Section 1.1 Formation. The parties hereto hereby form a limited partnership pursuant to the Delaware Act.

         Section 1.2 General Partner. The name and mailing address of the General Partner is as follows:

                         CAI Equipment Leasing VI Corp.
                           7175 West Jefferson Avenue
                                   Suite 4000
                            Lakewood, Colorado 80235




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         Section  1.3  Original  Limited  Partner.  The name and  address of the
Original Limited Partner is John F. Olmstead, 7175 West Jefferson Avenue, Suite 4000, Lakewood, Colorado 80235.

         Section 1.4 Name. The name of the Partnership is Capital Preferred Yield Fund - V, L.P. The Partnership may conduct business under this name and such variations of this name as the General Partner deems appropriate to comply with the laws of the other jurisdictions in which the Partnership does business.

         Section 1.5 Place of Business. The location of the principal place of business of the Partnership shall be 7175 West Jefferson Avenue, Suite 4000, Lakewood, Colorado 80235, or such other place as may be selected from time to time by the General Partner. The registered agent of the Partnership is The Corporation Trust Company, and the Partnership's registered office in Delaware is located at 1209 Orange Street, Corporation Trust Center, Wilmington, Delaware 19801, in the County of New Castle, Delaware.

         Section 1.6 Business Purposes. The principal purpose and character of the Partnership is to engage in the business of acquiring and leasing equipment as a lessor and reinvesting certain of the proceeds thereof. The Partnership is authorized to engage in any and all acts necessary, advisable or incidental to the carrying out of the obligations attendant to the conduct of its business, and may engage in any business or activity that may lawfully be conducted by limited partnerships organized under the Delaware Act.

         Section 1.7 Additional General Partners; Additional Limited Partners. Additional General Partners and/or Additional Limited Partners may be admitted to the Partnership with the written consent of the General Partner and the Original Limited Partner.

         Section 1.8 Power-of-Attorney. Each Partner, by his execution hereof, irrevocably constitutes and appoints the General Partner as his true and lawful attorney and agent, with full power of substitution, to act in his name, place and stead in connection with, and to execute, sign, acknowledge, swear to, deliver, file and record in the appropriate public offices, as necessary, (i) all certificates or other instruments, including a certificate of limited partnership to be filed with the Secretary of State of the State of Delaware, and amendments thereto that the General Partner deems appropriate to qualify or cause the Partnership to exist in the jurisdictions in which the Partnership conducts business; (ii) all instruments and amendments thereto that the General Partner deems appropriate to reflect any change or modification of this Agreement or the admission or addition of Partners in accordance with the terms of this Agreement; (iii) all conveyances and other instruments that the General Partner deems appropriate to evidence and reflect any sales or transfers by, or the dissolution and termination of, the Partnership in accordance with this Agreement; (iv) all consents to transfers of Partnership interests, to the admission or addition of Partners or to the withdrawal or reduction of any Partner's invested capital in accordance with this Agreement; and (v) all other

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filings  with  agencies  of the  federal  government,  or  any  state  or  local government, that the General Partner considers necessary or desirable to carry out the purposes of this Agreement and the business of the Partnership.


                                   ARTICLE II

                                   DEFINITIONS

         As used in this Agreement, the capitalized terms set forth below have the following meanings:

         "Bankruptcy" or "Bankrupt" means, as to any person (i) the filing of a petition for relief as to any such person as debtor or bankrupt under the Bankruptcy Code of 1978 or like provision of law (except if such petition is contested by such person and has been dismissed within 120 days); (ii) insolvency of such person as finally determined by a court proceeding; (iii) filing by such person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such person or a substantial part of his assets; or (iv) commencement of any proceedings relating to such person under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereafter in effect, either by such person or by another, provided that if such proceeding is commenced by another, such person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such person and has not been finally dismissed within 120 days.

         "Capital Account" means an account established for each Partner that shall be generally increased by the amount of such Partner's Capital Contribution to the Partnership, increased by the share of income, profit and gain allocated to such Partner, and generally decreased by (a) all distributions of cash and the fair market value of property distributed to such Partner, and
(b) the amount of all expenses, losses and deductions charged to such Partner. Notwithstanding any provision herein, each Partner's Capital Account shall be created and maintained in accordance with the accounting principles as set forth in the Code and the Treasury Regulations thereunder.

         "Capital Contribution" means the sum of any Partner's contribution to the capital of the Partnership paid in accordance with Article III of this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended, or any corresponding provision or provisions of prior or succeeding law.

         "General Partner" means CAI Equipment Leasing VI Corp. and any Person who, at the time of reference thereto, has been admitted as a successor or additional general partner of the Partnership pursuant to this Agreement.

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         "Interest"  means the  entire  ownership  interest  of a Partner in the
Partnership at any particular time, including the rights and obligations of such Partner under this Agreement. Whenever a reference is made in this Agreement to a particular percentage of the Interest of the Partners, it refers to the Partners' interest in the profits, losses and distributions of the Partnership as reflected in their individual Sharing Ratios.

         "Limited Partner" means any Person who may be admitted into the Partnership as a limited partner from time to time, including the Original Limited Partner, in such Person's capacity as a limited partner of the Partnership.

         "Partners" means the General Partner and the Limited Partners.

         "Partnership"  means the limited  partnership formed in accordance with
this  Agreement,   as  such  limited  partnership  may  from  time  to  time  be constituted.

         "Person" means any individual, partnership, corporation, trust or other entity.

         "Sharing Ratio" means, with respect to the General Partner, 83.3% and, with respect to the Original Limited Partner, 16.7%, or such different Sharing Ratios as may be determined by the consent of all Partners from time to time.

         "Treasury Regulations" means final or temporary regulations issued by the U. S. Treasury Department pursuant to the Code.


                                   ARTICLE III

                              CAPITAL CONTRIBUTIONS

         Section 3.1 Capital Contributions. The Partners hereby agree to make the following cash contributions to the Partnership's capital:

         General Partner:                                        Amount
         ---------------                                         ------

         CAI Equipment Leasing VI Corp.                          100.00

         Original Limited Partner:

         John F. Olmstead                                        $ 20.00



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                                   ARTICLE IV

                       ALLOCATIONS OF PROFITS AND LOSSES;
                               LASH DISTRIBUTIONS

         Section 4.1 Allocations of Partnership Profits and Losses. All profits and losses of the Partnership shall be allocated to the Partners in accordance with their Sharing Ratios.

         Section 4.2 Cash Distribution. All cash receipts, less such amounts that the General Partner may determine are necessary to retain to pay Partnership expenses, shall be distributed by the General Partners to the Partners in accordance with their Sharing Ratios. Such distributions shall be made at such times, and to such extent, as the General Partner shall in its sole discretion determine.

         Section 4.3 Reimbursement of Costs. The Partnership shall reimburse the General Partner for all costs incurred by the General Partner on behalf of the Partnership or that are properly allocable by the General Partner to the Partnership's operations.

         Section 4.4 Adjustment to Capital Accounts. All allocations of Partnership profit and loss (as provided in Section 4.1 hereof), all cash distributions (as provided in Section 4.2 hereof) and all other allocations of tax items shall be reflected by an appropriate adjustment to the Partners' Capital Accounts in accordance with tax accounting principles.


                                    ARTICLE V

                 RIGHTS, DUTIES AND OBLIGATIONS OF THE PARTNERS

         Section 5.1 Power of General Partner. Subject to the limitations of this Agreement, the General Partner shall have full, exclusive and complete discretion to manage and control the business of the Partnership to the best of its ability and to use its best efforts to carry out the purposes of the
Partnership. The General Partner shall, except as otherwise provided in this Agreement, have all the rights and powers and shall be subject to all the restrictions and liabilities of a partner in a partnership without limited partners. The General Partner shall have full power and authority to execute and deliver in the name of and on behalf of the Partnership such documents or instruments as the General Partner deems appropriate for the conduct of
Partnership business. No person, firm or corporation dealing with the Partnership shall be required to inquire into the authority of the General Partner to take any action or make any decision.


         Section 5.2 Records. In order to conduct properly the business of the Partnership, and in order to keep the Partners properly informed, the General Partner shall maintain in good order such records and files as are required by


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the  Delaware  Act,  including  appropriate  books and  records  reflecting  the
Partnership's income and expenses and each Partner's participation therein. The books, accounts, files and other records of the Partnership shall be available for inspection and audit by any Partner or his duly authorized representative (at the expense of such Partner) during regular business hours at the principal office of the Partnership.

         Section 5.3 No Withdrawal of the General Partner. The General Partner may not withdraw from the Partnership.


                                   ARTICLE VI

                        ACCOUNTING, BOOKS AND TAX MATTERS

         Section 6.1 Fiscal Year. The General Partner shall select the fiscal year of the Partnership as it determines is in the Partnership's best interest. The books of the Partnership shall be kept in accordance with customary accounting practices on the cash receipts and disbursements method or the accrual method as determined by the General Partner.

         Section  6.2  Tax  Reporting.  The  General  Partner  shall  cause  the
Partnership to elect such taxable year as it determines to be in the Partnership's best interest and shall timely file all Partnership income tax returns required to be filed by the jurisdictions in which the Partnership conducts business or derives income.


                                   ARTICLE VII

                     TRANSFERABILITY OF PARTNERS' INTERESTS

         Section 7.1 Transfers. Except as otherwise provided in this Section 7.1, a Limited Partner may transfer a part or all of his Interest hereunder only with the written consent of the General Partner, which consent may be freely withheld. This provision does not apply to, and no conditions are placed upon, any assignment of an Interest of a Limited Partner to an assignee who is already a Limited Partner. In addition, nothing in this Section 7.1 is intended in any way to restrict any transfer by operation of law.

         Section 1.2 Substituted Partners. To become a substituted Partner, a purchaser, assignee, heir or transferee of an interest in the Partnership must
(i) obtain the written consent of the General Partner, which consent may be freely withheld, and (ii) satisfy all requirements of the Delaware Act. Upon becoming a substituted Partner, each transferee shall assume all the obligations of, and shall attain the status of, his transferor and shall in all respects be a Partner under and pursuant to this Agreement.

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                                  ARTICLE VIII

                           DISSOLUTION OF PARTNERSHIP

         Section 8.1 Events of Dissolution. The Partnership shall be dissolved and its affairs wound up upon the happening of the first to occur of the following:

                           (a)      December 31, 2009;

                           (b) At a time specified in the written consents of all the Partners;

                           (c) The dissolution, Bankruptcy or insolvency of a General Partner, or upon the occurrence of such other event that causes a General Partner to cease to be a General Partner as provided in the Delaware Act, unless the remaining General Partners (or in the case of a General Partner who is at that time the sole General Partner, all of the remaining Partners) agree in writing to continue the business of the Partnership within 90 days of the occurrence of such event; or

                           (d)  Any  event  causing  the   dissolution   of  the
         Partnership under the Delaware Act.

         Section 8.2 Successor General Partner. If, in the event of the dissolution, Bankruptcy or insolvency of a General Partner who is at that time the sole General Partner, all of the remaining Partners agree in writing to continue the business of the Partnership in accordance with Section 8.1(c) hereof, they shall appoint a successor General Partner. The successor General Partner shall acquire the interest of the former General Partner at a price equal to the fair market value of such General Partner's Interest in the Partnership (less any damage resulting to the Partnership) as determined by an independent appraiser, as of the date of such event specified in Section 8.1(c) hereof. All amounts to be paid to the former General Partner shall be in full satisfaction of the former General Partner's Interest in the Partnership.

         Section 8.3 Liquidating Trustee. Upon dissolution of the Partnership, unless as a result of the dissolution, Bankruptcy or insolvency of a General Partner who is at that time the sole General Partner, the General Partner shall appoint a Liquidating Trustee. Upon dissolution of the Partnership as a result of the dissolution, Bankruptcy or insolvency of a General Partner who is at the time the sole General Partner, a majority in Interest of the Limited Partners shall appoint the Liquidating Trustee.

         Section 8.4 Liquidation. As soon as possible after dissolution of the Partnership, the Liquidating Trustee shall wind up the Partnership's business and affairs as follows:

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                           (a) The  Liquidating  Trustee shall furnish or obtain
         an accounting with respect to all Partnership accounts and the Capital Account of each Partner and with respect to the Partnership's assets and liabilities and its operations from the date of the last previous audit of the Partnership to the date of dissolution.

                           (b)              The Liquidating Trustee shall:

                                   (i) liquidate all Partnership assets that, in
                         its sole discretion, it determines may be sold for such assets' fair market value or where it determines such liquidation is otherwise in the best interests of the Partners;

                                     (ii)  pay all of the  Partnership's  debts,
                         liabilities and obligations to its creditors, including Partners who are creditors, that are not dischargeable from property distributed pursuant to subsection (d) below; and

                                      (iii)  pay  all   expenses   incurred   in
                         connection with the termination, liquidation and dissolution of the Partnership and distribution of its assets as herein provided.

                           (c) After payment of the foregoing, all remaining assets of the partnership shall be distributed to the Partners, first, in proportion to and to the extent of any positive balances in the Partners' Capital Accounts until such accounts are reduced to zero, and then assets shall be distributed in accordance with the Partners' respective Sharing Ratios.

                           (d) If the Liquidating Trustee determines that it is in the best interest of the Partners to distribute certain Partnership assets in kind, such assets shall be distributed subject to such liens, encumbrances, restrictions, contracts, obligations, commitments or undertakings as existed with respect to such asset prior to the dissolution of the Partnership, including all revenue interests set forth herein.

                           (e) Upon dissolution and termination of the Partnership, the General Partner shall contribute to the Partnership an amount equal to the lesser of (i) the deficit balances in its capital accounts; or (ii) the excess of 1.01% of the total Capital Contributions of the Limited Partners over the Capital Contributions previously made by the General Partner.



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                                   ARTICLE IX

                                     NOTICES

         All notices hereunder shall be sent by certified or registered mail addressed, if to the Partnership, to the principal place of business as set forth in Section 1.5 hereof, if to the General Partner, to the addresses set forth in Section 1.2 hereof and if to the Limited Partners, to the addresses set forth for each of them in Section 1.3 hereof. Such addresses may be changed by the parties to be notified by giving notice to the General Partner as provided in this Article IX. All notices hereunder shall be effective and deemed received on the earlier of (a) the date set forth on the receipt of registered or certified mail, or (b) seven days after the notice is placed in the United States mail, properly addressed, with postage prepaid.


                                    ARTICLE X

                               GENERAL PROVISIONS

         Section 10.1 Embodiment of Understanding. This Agreement supersedes any and all prior negotiations and oral understandings or agreements as to the affairs of the Partnership and the conduct of its business and constitutes the entire agreement of the Partners with respect to the subject matter of this Agreement. The captions appearing at the beginning of the various Articles and Sections of this Agreement are for the convenience of the parties only, are not to be deemed a complete description of the contents of such Articles or Sections and are not a part of this Agreement or the understandings among the parties.

         Section 10.2 Amendment. No amendment, change or alteration of this Agreement shall be binding upon any Partner, unless it is in writing and signed by all the Partners at that time.

         Section 10.3 Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be considered an original and all of which shall constitute one and the same instrument. The General Partner is not required to deliver a copy of the Certificate of Limited Partnership, or any Certificate of Amendment thereto, to the Partners.

         Section 10.4 Applicable Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware.

         Section 10.5 Successors and Assigns. This Agreement and all of the terms, provisions and economic benefits hereof shall be binding upon and shall inure to the benefit of the Partners and their respective heirs, executors, administrators, trustees, successors and permitted assigns.


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         Section 10.6  Severability.  Any  provision of this  Agreement  that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not of itself invalidate or render unenforceable such provision in any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                               GENERAL PARTNER:


                                               CAI EQUIPMENT LEASING VI CORP.



                                               By: /s/ John F. Olmstead
                                                  ----------------------------
                                                  John F. Olmstead, President


                                               ORIGINAL LIMITED PARTNER:


                                               /s/ John F. Olmstead
                                               ------------------------------
                                               John F. Olmstead









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